Exhibit 10.11

NONSTATUTORY STOCK OPTION AGREEMENT
UNDER THE MAXTOR CORPORATION
AMENDED AND RESTATED 1996 STOCK OPTION PLAN

     THIS NONSTATUTORY STOCK OPTION AGREEMENT (the “Agreement”), dated as of ___, is entered into between Maxtor Corporation and the individual identified in the Notice of Grant of Stock Options and Grant Agreement (the “Notice”) attached hereto as Exhibit A (the “Optionee”).

R E C I T A L S

     A. The Company has granted to the Optionee an option to purchase certain shares of Stock upon the terms and conditions set forth in this Agreement (the “Option”). The Option shall in all respects be subject to the terms and conditions of the Maxtor Corporation Amended and Restated 1996 Stock Option Plan (the “Plan”), the provisions of which are incorporated herein by reference.

     B. The Company has delivered to the Optionee a copy of the Plan.

     NOW, THEREFORE, it is agreed between the parties as follows:

     1. Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Plan. Whenever used herein, the following terms shall have their respective meanings set forth below:

          (a) “Date of Option Grant” means the Date of Option Grant set forth in the Notice.

          (b) “Number of Option Shares” means the Number of Shares Subject to Option set forth in the Notice, as adjusted from time to time pursuant to Section 4(b) of the Plan.

          (c) “Exercise Price” means the Exercise Price per Share set forth in the Notice, as adjusted from time to time pursuant to Section 4(b) of the Plan.

          (d) “Company” means Maxtor Corporation, a Delaware corporation, or any successor corporation thereto.

          (e) “Disability” means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee’s position with the Participating Company Group because of the sickness or injury of the Optionee.

          (f) “Securities Act” means the Securities Act of 1933, as amended.

          (g) “Service” means the Optionee’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a

Consultant. The Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee’s Service. The Optionee’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its sole discretion, shall determine whether the Optionee’s Service has terminated and the effective date of such termination.

     2. Tax Status of Option. This Option is intended to be a nonstatutory stock option and shall not be treated as an incentive stock option within the meaning of Section 422(b) of the Code.

     3. Exercise.

          (a) Vesting Schedule. Subject to the Optionee’s continuous Service, the Option shall vest in accordance with the vesting schedule set forth in Exhibit A. Notwithstanding the foregoing, the Option will immediately cease to vest on the date that the Optionee’s continuous Service with the Participating Company Group terminates.

          (b) Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Vesting Date (as set forth in the Notice) and prior to the termination of the Option (as provided in Section 5) in an amount not to exceed the Number of Option Shares multiplied by the Vested Percentage as set forth in the Notice (the “Vested Percentage”) less the number of shares previously acquired upon exercise of the Option, subject to the Optionee’s agreement that any shares purchased upon exercise are subject to the Company’s repurchase rights set forth in this Agreement. In no event shall the Option be exercisable for more shares than the Number of Option Shares.

          (c) Exercise Procedure. The Option or any part thereof shall be exercised by giving written notice of exercise to the Secretary of the Company (or such other person as may be designated by the Board of Directors). Such notice shall state the Optionee’s election to exercise the Option, the number of whole shares of Stock in respect of which the Option is being exercised, and such other representations and agreements as to the Optionee’s investment intent with respect to such shares as may be required pursuant to the provisions of this Agreement. The notice must be signed by the Optionee or other person exercising the Option and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Secretary of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set forth in Section 5, accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such written notice and the aggregate Exercise Price. In the event the Option shall be exercised by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

          (d) Payment of Exercise Price. Payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of whole shares of Stock owned by the Optionee having a Fair Market Value not less than the aggregate Exercise Price, (iii) by means of a Cashless Exercise, or (iv) by any combination of the foregoing.

          (e) Certificate Registration. Except in the event the Exercise Price is paid by means of a Cashless Exercise, the certificate for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, in the names of the heirs of the Optionee.

          (f) Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

     4. Nontransferability of the Option. The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent provided in Section 6, may be exercised by the Optionee’s legal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

     5. Termination of the Option. The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Expiration Date set forth in the Notice (the “Option Expiration Date”), (b) the last date for exercising the Option following termination of the Optionee’s Service as described in Section 6, or (c) a Transfer of Control to the extent provided in Section 7 of the Plan.

     6. Effect of Termination of Service.

          (a) Option Exercisability.

               (i) Disability. If the Optionee’s Service with the Participating Company Group is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

               (ii) Death. If the Optionee’s Service with the Participating Company Group is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death) at any time prior to the expiration of twelve (12) months after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date. The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within ninety (90) days after the Optionee’s termination of Service.

               (iii) Other Termination of Service. If the Optionee’s Service with the Participating Company Group terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee within ninety (90) days (or six (6) months if the Optionee is subject to restrictions on transfer to comply with “Pooling-of-Interests” accounting rules) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

          (b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 6(a) is prevented by the provisions of Section 9(b) of the Plan, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

          (c) Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Option Expiration Date.

          (d) Leave of Absence. For purposes of Section 6(a), the Optionee’s Service with the Participating Company Group shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave of absence in excess of ninety (90) days, the Optionee’s Service shall be deemed to terminate on the ninety-first (91st) day of such leave unless the Optionee’s right to reemployment with the Participating Company Group remains guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company (or required by law), a leave of absence shall not be treated as Service for purposes of determining the Vested Percentage.

     7. Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section.

     8. Modifications. The Board of Directors may terminate or amend the Plan or the Option at any time; provided, however, that no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation. No modification of this Agreement shall be valid unless made in writing and signed by the parties to this Agreement.

     9. Entire Agreement. This Agreement, the Notice and the Plan constitute the entire agreement between the Company and the Optionee regarding the Option and the Shares issuable thereunder. In the event of a conflict between the terms of this Agreement, the Notice and the Plan, the Plan shall be controlling. Should any part, term or provision of this Agreement be declared invalid, void or unenforceable, all remaining parts, terms and provisions of this Agreement shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties to this Agreement or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The headings of each paragraph of this Agreement are provided for the convenience of the parties and are not to be given legal effect or significance.

     10. Income Taxes. Neither the Company nor the Board of Directors nor any of their representatives or agents has made any representations or warranties to the Optionee with respect to the income tax or other consequences of the transactions contemplated by this Agreement, and the Optionee is in no manner relying on the Company, the Board of Directors or any of their representatives or agents for an assessment of such tax or other consequences.

     11. Written Notice. Any written notice under this Agreement shall be given in the manner and shall be effective on the date provided in Section 14(e) of the Plan.

     12. Miscellaneous. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns, and the Optionee and any heir, legatee, or legal representative of the Optionee. This Agreement shall be interpreted under and governed by the laws of the State of California.

Exhibit A

MAXTOR CORPORATION
AMENDED AND RESTATED 1996 STOCK OPTION PLAN

NOTICE OF GRANT OF STOCK OPTIONS AND GRANT AGREEMENT

     Capitalized terms used in this Notice shall have the meanings set forth in the Maxtor Corporation Amended and Restated 1996 Stock Option Plan (the “Plan”) and the Nonstatutory Stock Option Agreement (the “Agreement”).

Optionee:

Residence Address:

     You have been granted an option to purchase shares of the Common Stock of the Company, subject to the vesting schedule set forth in this Notice and also subject to the termination provisions set forth in the Plan and the Agreement. Subject to the terms of the Plan and the Agreement, the option terms are as follows:

Date of Option Grant:

Number of Shares Subject to Option:

Exercise Price per Share:	$

Vesting Schedule: The Optionee’s Vested Percentage shall be determined as follows:

Vested Percentage
Prior to the date twelve (12) months after the Date of Option Grant (the “Initial Vesting Date”)	—

On Initial Vesting Date, provided the Optionee’s Service (as defined in the Agreement) is continuous from the Date of Option Grant until the Initial Vesting Date	—%

Plus

For each full calendar quarter of the Optionee’s continuous Service from the Initial Vesting Date until the Vested Percentage equals 100%, an additional	—%

1

Option Expiration Date:	Ten (10) years after the Date of Option Grant (subject to earlier termination under the Plan and the Agreement).

     Optionee hereby acknowledges that he or she has read and reviewed the Plan and the Agreement, and agrees to be bound by the terms and conditions of the Agreement, the Plan and this Notice.

OPTIONEE:

MAXTOR CORPORATION

By:

Title:

2